Exhibit 10-a

ARVINMERITOR, INC.

1997 LONG-TERM INCENTIVES PLAN

(Amended and Restated as of February 16, 2005)

1. PURPOSE

        The purpose of the 1997 Long-Term Incentives Plan is to foster creation of and enhance ArvinMeritor, Inc. (ArvinMeritor) shareowner value by linking the compensation of officers and other key employees of the Corporation to increases in the price of ArvinMeritor stock or by offering the incentives of long-term monetary rewards to key employees of ArvinMeritor or its business units directly linked to their contribution to the creation of ArvinMeritor shareowner value, thus providing means by which persons of outstanding abilities can be attracted, motivated and retained.

2. DEFINITIONS

        For the purpose of the Plan, the following terms shall have the meanings set forth below:

(a)     ArvinMeritor. ArvinMeritor, Inc. or its predecessor, Meritor Automotive, Inc., as the context requires.

(b)     Assumed Rockwell Options. Options granted under the Rockwell Plan on or after December 9, 1996 to persons who were Employees (as herein defined) on the Distribution Date which (i) by action of the board of directors of Rockwell under Section 11 of the Rockwell Plan have been adjusted as of the Distribution Date to entitle the grantee thereof to purchase Shares; (ii) as so adjusted, have been assigned to ArvinMeritor; and (iii) by action of the Board of Directors have been assumed by ArvinMeritor under Section 5 of this Plan.

(c)     Board of Directors. The Board of Directors of ArvinMeritor.

(d)     Committee. The Compensation and Management Development Committee designated by the Board of Directors from among its members who are not eligible to receive a Grant under the Plan.

(e)     Corporation. ArvinMeritor and those of its subsidiary corporations or affiliates designated by the Committee to participate in the Plan.

(f)     Distribution Date. The date of the pro-rata distribution by Rockwell to its shareowners of all the issued and outstanding stock of ArvinMeritor.

(g)     Employees. Officers and other key employees of the Corporation, but not directors who are not also employees of the Corporation.

(h)     Executive Officer. An Employee who is an executive officer of ArvinMeritor as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or any successor provision.

(i)     Fair Market Value. The closing price of Shares as reported in the New York Stock Exchange—Composite Transactions on the date of a determination (or on the next preceding day Shares were traded if not traded on the date of a determination).

(j)     Grant. A grant made pursuant to the Plan by the Grant Committee to an Employee in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares or a grant made pursuant to the Rockwell Plan of Assumed Rockwell Options.

(k)     Grant Committee. The Committee excluding those members of the Committee who are not at the time any Grant is made both “outside directors” as defined for purposes of Section 162(m) and the regulations thereunder and “Non-Employee Directors” as defined in rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, for purposes of Section 16 of that Act and the rules thereunder.

(l)     Option. An option to purchase Shares granted to an Employee by the Grant Committee pursuant to Section 5 or 8 of the Plan or an Assumed Rockwell Option.

(m)     Participant. Any Employee to whom a Grant is made.

(n)     Performance Cycle. Any period of three or more consecutive fiscal years of ArvinMeritor established for ArvinMeritor or a designated business component under a Performance Plan.

(o)     Performance Measure. Criteria established to serve as a measure of performance of ArvinMeritor or a designated business component during a Performance Cycle under a Performance Plan.

(p)     Performance Objectives. Levels of achievement, related to the Performance Measure, established as goals for a Performance Cycle to be used in determining whether and to what extent grants under a Performance Plan shall be deemed to be earned.

(q)     Performance Plan. A performance plan applicable to ArvinMeritor or one or more business components of the Corporation authorized pursuant to Section 4 of the Plan.

(r)     Performance Shares. Units granted to an Employee by the Grant Committee pursuant to Section 7B of the Plan valued by reference to a designated number of Shares, which value may be paid to an Employee by delivery of Shares (which may be Restricted Shares), cash or any combination thereof, as the Grant Committee shall determine, subject to conditions prescribed by the Grant Committee under Section 7B of the Plan.

(s)     Performance Share Period. The period with respect to a Grant of Performance Shares during which the Performance Shares are subject to forfeiture.

(t)     Plan. This 1997 Long-Term Incentives Plan.

(u)     Restricted Period. The period (i) not less than three years or (ii) until achievement of performance goals specified at the time of Grant by the Grant Committee with respect to a Grant of Restricted Shares during which the Shares are subject to forfeiture if the grantee does not continue as an Employee.

(v)     Restricted Share Units. Units granted to an Employee by the Grant Committee pursuant to Section 7A of the Plan valued by reference to a designated number of Shares, which value may be paid to an Employee by delivery of Shares (which may be Restricted Shares), cash or any combination thereof, as the Grant Committee shall determine, subject to conditions prescribed by the Grant Committee under Section 7A of the Plan.

(w)     Restricted Shares. Shares subject to conditions prescribed by the Committee under Section 7 of the Plan.

(x)     Rockwell. Rockwell Automation, Inc. (formerly known as Rockwell International Corporation).

(y)     Rockwell Plan. The 1995 Long-Term Incentives Plan of Rockwell.

(z)     RSU Period. The period with respect to a Grant of Restricted Share Units during which the Restricted Share Units are subject to forfeiture.

(aa)     Section 7C Performance Cycle. The period with respect to an award under Section 7C of the Plan during which the award is subject to forfeiture.

(bb)     Section 7C Performance Plan. A performance plan applicable to ArvinMeritor or one or more business components of the Corporation authorized pursuant to Section 7C of the Plan.

(cc)     Section 162(m). Section 162(m) of the Internal Revenue Code, as amended, or any successor provision.

(dd)     Shares. Shares of Common Stock of ArvinMeritor.

(ee)     Stock Appreciation Right. A right granted to an Employee by the Grant Committee pursuant to Section 6 or 8 of the Plan (i) in conjunction with all or any part of any Option, which entitles the Employee, upon exercise of such right, to surrender such Option, or any part thereof, and to receive a payment equal to the excess of the Fair Market Value, on the date of such exercise, of the Shares covered by such Option, or part thereof, over the purchase price of such Shares pursuant to the Option (a Tandem Stock Appreciation Right) or (ii) separate and apart from any Option, which entitles the Employee, upon exercise of such right, to receive a payment measured by the increase in the Fair Market Value of a number of Shares designated by such right from the date of grant of such right to the date on which the Employee exercises such right (a Freestanding Stock Appreciation Right).

(ff)     Supplementary Stock Plan. A supplementary stock plan applicable to Employees subject to the tax laws of one or more countries other than the United States authorized pursuant to Section 8 of the Plan.

3.     PLAN ADMINISTRATION

(a)     The Grant Committee shall determine the Employees to whom Grants are made, the number of Shares, Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares to be subject to each Grant and the terms of each Grant, as provided by and in accordance with the terms of the Plan.

(b)     The Committee shall exercise all other responsibilities, powers and authority relating to the administration of the Plan not reserved to the Board of Directors.

(c)     The Board of Directors reserves the right, in its sole discretion, to exercise or authorize another committee or person to exercise some of or all the responsibilities, powers and authority vested in the Committee and the Grant Committee under the Plan.

(d)     In making their determinations with respect to Grants under the Plan or grants under any Performance Plan or Section 7C Performance Plan, the Grant Committee and the Committee may consider recommendations of the Chief Executive Officer of ArvinMeritor and shall take into account such factors as the Employee’s level of responsibility, performance, performance potential, level and type of compensation and potential value of Grants.

4.     PERFORMANCE PLANS

(a)     The Committee may authorize Performance Plans applicable to ArvinMeritor or one or more business components of the Corporation on such terms and conditions, not inconsistent with the Plan, and applicable to such Employees or categories of Employees as the Committee shall determine. In connection with its authorization of any Performance Plan, the Committee may authorize ArvinMeritor’s Chief Executive Officer to approve the definitive terms and conditions of that Performance Plan, including but not limited to the Employees or categories of Employees to which that Performance Plan shall apply and the committee or person who shall be delegated authority to administer that Performance Plan, except that authorization by the Committee shall be required for participation by any Executive Officer in any Performance Plan.. Each Performance Plan shall include provision for: (i) establishment of Performance Cycles of not less than three consecutive fiscal years for ArvinMeritor (if a Performance Plan applicable to it should be authorized), and each designated business component, provided that no Performance Cycle shall begin later than September 30, 2007 and only one Performance Cycle for ArvinMeritor or any designated business component shall begin with any one fiscal year; (ii) establishment of a Performance Measure and Performance Objectives for each Performance Cycle established for ArvinMeritor and each designated business component; and (iii) approval by the Committee of any grants thereunder to any Executive Officer. In addition, a Performance Plan may but need not provide for (x) grants under such Performance Plan with respect to a Performance Cycle to be made at any time during the Performance Cycle, provided that any grant made after the first fiscal year of the Performance Cycle shall provide for a pro-rated award; (y) adjustment (up or down) of the Performance Objectives or modification of the Performance Measure (or both) for a Performance Cycle for ArvinMeritor or any designated business component if the Committee (or with the Committee’s approval, the committee or person delegated to administer the Performance Plan except insofar as it relates to any Executive Officer) determines that conditions, including but not limited to changes in the economy, changes in laws or government regulations, changes in generally accepted accounting principles, or acquisitions or dispositions determined by the Committee to be material, so warrant; and (z) a Change-of-Control contingency similar to Section 13(f) of the Plan.

(b)     Potential awards granted to participating Employees under Performance Plans shall be expressed as cash amounts (whether in currency or in units having a currency equivalent) and shall be paid in accordance with determinations of the Committee. Payments shall be in cash unless the Committee determines to make payment to one or more named participating Employees in Shares (which may be Restricted Shares) or a combination of cash and Shares. Any payment which is made in cash may be made in a lump sum, in installments or on a deferred basis. Any payment which is made in Shares shall be valued at the Fair Market Value on the last trading day of the week preceding the day of the Committee’s determination to make payment in Shares. No award under a Performance Plan shall bear interest except as may be determined by the Committee in respect of payments made in installments or on a deferred basis.

(c)     If and to the extent an award under a Performance Plan for any Performance Cycle becomes payable to a participating Employee whose compensation is subject to the limitation on deductibility under Section 162(m) for the applicable year and the amount of that award when combined with all base, incentive or other compensation of such Employee for the applicable year which constitutes “applicable employee remuneration,” as defined for purposes of Section 162(m), would exceed the limitation of Section 162(m)(1), the amount payable pursuant to the Performance Plan in excess of that limitation, whether payable in cash, Shares or a combination of both, may in the sole discretion of the Grant Committee be deferred until and paid on the first business day of the calendar year following the Corporation’s fiscal year in which such Employee’s employment by the Corporation terminates. If and to the extent provided for by the Grant Committee, a grantee of Shares, delivery of which is so deferred, shall also receive dividend equivalents in respect of such Shares equal to the amount or value of any cash or other dividends or distributions paid on an equivalent number of Shares during the period from the time of deferral until the time of delivery of such Shares. At the end of the deferral period under this paragraph, any such Shares, and any dividend equivalents and any cash payment deferred pursuant to this paragraph, shall be delivered to the Employee, together with interest on the amount of any such cash dividend equivalents and any such cash payment so delivered computed at the same rate and in the same manner as interest credited from time to time under ArvinMeritor’s Deferred Compensation Plan.

5.     OPTIONS

        As of the Distribution Date, the Assumed Rockwell Options are assumed by ArvinMeritor as Options under this Plan with the terms and conditions specified on the respective dates of grant thereof under the Rockwell Plan as adjusted pursuant to Section 11 of the Rockwell Plan. Thereafter, the Grant Committee may grant from time to time to Employees, Options which may be incentive stock options (as defined in Section 422 of the Internal Revenue Code), nonqualified stock options, or both, to purchase Shares on terms and conditions determined by the Grant Committee, consistent with the provisions of the Plan, including the following:

(a)     The purchase price of the Shares subject to any Option shall not be less than the Fair Market Value on the date the Option is granted.

(b)     Each Option may be exercised in whole or in part from time to time during such period as the Option shall specify; provided, however, that if the Grant Committee does not establish a different exercise schedule at or before the date of grant of an Option, the Option shall become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the Option is granted; and provided, further, that no Option shall be exercisable prior to one year (except as provided in Section 9(c) or 13(f)) nor after ten years from the date of the grant thereof.

(c)     Each Option may provide for related Stock Appreciation Rights. The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares for which any Employee may be granted incentive stock options which are exercisable for the first time in any calendar year under all plans of the Corporation and any parent or subsidiary of the Corporation shall not exceed $100,000 (or such other amount as may be fixed as the maximum amount permitted by Section 422(d) of the Internal Revenue Code, as amended, or any successor provision). The Grant Committee shall grant incentive stock options only to employees of ArvinMeritor or a corporation which is a subsidiary of ArvinMeritor within the meaning of Section 425(f) of the Internal Revenue Code.

(d)     The purchase price of the Shares with respect to which an Option or portion thereof is exercised shall be payable in full in cash or in Shares or in a combination of cash and Shares. The value of any Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

6.     STOCK APPRECIATION RIGHTS

(a)     The Grant Committee may grant Tandem Stock Appreciation Rights to an Employee either at the time of grant of an Option or at any time thereafter during the term of an Option. A Tandem Stock Appreciation Right shall be exercisable only when and to the extent that the related Option is exercisable.

(b)     The Grant Committee may grant from time to time to Employees, Freestanding Stock Appreciation Rights on terms and conditions determined by the Grant Committee, consistent with the provisions of the Plan.

(c)     The payment to which the grantee of a Stock Appreciation Right is entitled upon exercise thereof may be made in Shares valued at Fair Market Value on the date of exercise, or in cash or partly in cash and partly in Shares, as the Grant Committee may determine.

(d)     Upon exercise of a Tandem Stock Appreciation Right and surrender of the related Option or part thereof, such Option, to the extent surrendered, shall not thereafter be exercisable, and the Shares covered by the surrendered Option shall not again be available for Grants pursuant to the Plan, or awards under a Performance Plan.

(e)     Upon exercise of a Freestanding Stock Appreciation Right, any Shares delivered in payment thereof shall not again be available for Grants pursuant to the Plan, or awards under a Performance Plan.

7.     RESTRICTED SHARES

        The Grant Committee may grant from time to time to Employees, Restricted Shares on terms determined by the Grant Committee, consistent with the provisions of the Plan, including the following:

(a)     The Grant Committee shall specify a Restricted Period and may specify performance or other criteria for each Grant of Restricted Shares, and the Restricted Shares granted shall be forfeited if the grantee does not continue as an Employee throughout the Restricted Period, or if and to the extent the specified performance or other criteria are not met during the Restricted Period, except as otherwise provided in Section 9(a), 9(b) or 13(f) or the applicable award agreement.

(b)     Restricted Shares granted to an Employee shall have all the attributes of outstanding Shares, except that the registered owner shall have no right to direct the transfer thereof. Restricted Shares shall be held in book-entry accounts subject to the direction of ArvinMeritor (or if ArvinMeritor elects, certificates therefor may be issued in the Employee’s name but delivered to and held by ArvinMeritor), and, unless the Grant Committee determines otherwise at time of grant, any dividends that may be paid in cash or otherwise on Restricted Shares shall be delivered to and held by ArvinMeritor, so long as the Restricted Shares remain subject to forfeiture. As and to the extent that Restricted Shares are no longer subject to forfeiture, the Employee shall have the right to direct the transfer thereof, the restrictions on the book-entry accounts for those Restricted Shares shall be released, and certificates that may have been issued for those Restricted Shares and any dividends thereon held by ArvinMeritor shall be delivered to the Employee. There shall also be paid to the Employee at such time interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest credited from time to time under ArvinMeritor’s Deferred Compensation Plan.

7A.     RESTRICTED SHARE UNITS

        The Grant Committee may grant from time to time to Employees, Restricted Share Units on terms determined by the Grant Committee, consistent with the provisions of the Plan, including the following:

(a)     The Grant Committee shall specify an RSU Period and may specify performance or other criteria for each Grant of Restricted Share Units, and no payment in respect of Restricted Share Units shall be made if the grantee does not continue as an Employee throughout the RSU Period, or if and to the extent any specified performance or other criteria are not met during the RSU Period, except as otherwise provided in Section 9(a), 9(b) or 13(f) or in an applicable award agreement.

(b)     If and to the extent provided for in the applicable award agreement, a grantee of Restricted Share Units that are no longer subject to forfeiture shall also receive dividend equivalents in respect of such Restricted Share Units equal to the amount or value of any cash or other dividends or distributions paid on an equivalent number of Shares during the period from the time of grant until such Restricted Share Units are no longer subject to forfeiture. There shall also be paid to the grantee of Restricted Share Units at such time interest on the amount of any cash dividends so delivered as and to the extent provided for in the applicable award agreement.

7B.     PERFORMANCE SHARES

        The Grant Committee may grant from time to time to Employees, Performance Shares on terms determined by the Grant Committee, consistent with the provisions of the Plan, including the following:

(a)     The Grant Committee shall specify a Performance Share Period and may specify performance or other criteria for each Grant of Performance Shares, and no payment in respect of Performance Shares shall be made if the grantee does not continue as an Employee throughout the Performance Share Period, or if and to the extent any specified performance or other criteria are not met during the Performance Share Period, except as otherwise provided in Section 9(a), 9(b) or 13(f) or in an applicable award agreement.

(b)     If and to the extent provided for in the applicable award agreement, a grantee of Performance Shares that are no longer subject to forfeiture shall also receive dividend equivalents in respect of such Performance Shares equal to the amount or value of any cash or other dividends or distributions paid on an equivalent number of Shares during the period from the time of grant until the end of the relevant Performance Share Period. There shall also be paid to the grantee of Performance Shares at such time interest on the amount of any cash dividends so delivered as and to the extent provided for in the applicable award agreement.

7C.     PERFORMANCE COMPENSATION AWARDS

(a)     The Grant Committee may grant to Employees from time to time Restricted Shares, Restricted Share Units or Performance Shares and make awards under Section 7C Performance Plans on terms consistent with the provisions of this Plan as a “performance compensation” Grant or award in order that such Grant or award constitutes qualified performance-based compensation under Section 162(m). The Grant Committee shall exercise all other responsibilities, powers and authority not reserved to the Board of Directors relating to Grants and awards made under this Section 7C. With respect to each such performance compensation Grant or award, the Grant Committee shall (on or before the 90th day of the applicable Section 7C Performance Cycle), establish, in writing, a Section 7C Performance Cycle, applicable performance goals and the performance objectives to be used in determining whether and to what extent Grants and awards shall be deemed to be earned. The performance goals shall be based on one or more of the following objective performance criteria or components thereof selected by the Grant Committee to measure the performance of ArvinMeritor, a division or business component (which may but need not be a subsidiary) of ArvinMeritor or both for a Section 7C Performance Cycle: sales; gross margin; operating income; income before or after interest, taxes, depreciation or amortization; net income; basic or diluted earnings per share; return on capital; return on equity; return on assets; cash flow; working capital; stock price; total shareowner return; pretax income before allocation of corporate overhead and bonus; market share; gross profits; and/or reductions in costs. Such performance goals and performance objectives also may be based solely on ArvinMeritor’s performance or the performance of an affiliate, division or business component of ArvinMeritor, or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Each such performance criterion shall be determined in accordance with generally accepted accounting principles, if applicable, as consistently applied by the Corporation and, if so determined by the Grant Committee at the time the Grant or award is made, and to the extent permitted under Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance goals and performance objectives may vary from Section 7C Performance Cycle to Section 7C Performance Cycle and from Employee to Employee and may be established on a stand-alone basis, in tandem or in the alternative. Once established for a Section 7C Performance Cycle, such goals and objectives shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Grant or award to fail to constitute qualified performance-based compensation under Section 162(m).

(b)     A Participant shall be eligible to receive payment in respect of a performance compensation Grant or award only to the extent that the performance goals for that Grant or award are achieved. As soon as practicable after the close of each Section 7C Performance Cycle, the Grant Committee shall review and determine whether, and to what extent, the performance goals for the Section 7C Performance Cycle have been achieved and, if so, determine the amount of the performance compensation Grant or award that may be earned by the Employee for such Section 7C Performance Cycle. The Grant Committee shall then determine the actual amount of the performance compensation Grant or award that may be paid to the Employee and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Grant or award otherwise payable to the Employee based upon such performance. The total number of Restricted Shares, Shares subject to Restricted Share Units and Performance Shares subject to Grants made under this Section 7C to any one Employee in any one fiscal year of ArvinMeritor shall in no event exceed 500,000, as adjusted from time to time as herein provided. No performance compensation award (excluding for this purpose any amounts payable in respect of any Grants of Restricted Shares, Restricted Share Units or Performance Shares) under Section 7C Performance Plans having an aggregate maximum dollar value in excess of $5,000,000 shall be paid to any individual Employee in any one fiscal year of ArvinMeritor.

8.     SUPPLEMENTARY STOCK PLANS

(a)     The Committee may authorize Supplementary Stock Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares or any combination thereof to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the terms and conditions of Grants pursuant to Sections 5, 6, 7, 7A and 7B of the Plan for the purpose of complying with the conditions for qualification of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares for favorable treatment under foreign tax laws.

(b)     Notwithstanding any other provision hereof, Options granted under any Supplementary Stock Plan shall include provisions that conform with Sections 5 and 6(d); Restricted Shares granted under any Supplementary Stock Plan shall include provisions that conform with Section 7; Restricted Share Units granted under any Supplementary Stock Plan shall include provisions that conform with Section 7A; and Performance Shares granted under any Supplementary Stock Plan shall include provisions that conform with Section 7B, and subject to Section 3(c), only the Grant Committee shall have authority to grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares under any Supplementary Stock Plan.

9.     EFFECT OF DEATH OR TERMINATION OF EMPLOYMENT

(a)     Except as otherwise provided in an applicable award agreement, if a participating Employee’s employment by the Corporation terminates prior to the end of a Performance Cycle under a Performance Plan, the Restricted Period applicable to any Grant of Restricted Shares, the RSU Period applicable to any Grant of Restricted Share Units, the Performance Share Period applicable to any Grant of Performance Shares or the end of a Section 7C Performance Cycle under a Section 7C Performance Plan because of the Employee’s (i) death or (ii) retirement under a retirement plan of the Corporation not less than one year after the beginning of that Performance Cycle, the date of that Grant (in the case of any Grant of Restricted Shares or Restricted Share Units), the beginning of that Performance Share Period or the beginning of that Section 7C Performance Cycle (in the case of a Section 7C Performance Plan), the amount of the award under the Performance Plan, the number of Restricted Shares, Restricted Share Units or Performance Shares such Employee shall be deemed to have earned and the amount of the award under the Section 7C Performance Plan shall be the amount or number thereof determined as though such Employee’s employment had not terminated prior to the end of the Performance Cycle, Restricted Period, RSU Period, Performance Share Period or Section 7C Performance Cycle.

(b)     Except as otherwise provided in an applicable award agreement, if a participating Employee’s employment by the Corporation terminates prior to the end of a Performance Cycle under a Performance Plan, the Restricted Period applicable to any Grant of Restricted Shares, the RSU Period applicable to any Grant of Restricted Share Units, the Performance Share Period applicable to any Grant of Performance Shares or the end of a Section 7C Performance Cycle under a Section 7C Performance Plan for any reason other than (i) death or (ii) retirement under a retirement plan of the Corporation not less than one year after the beginning of that Performance Cycle, the date of that Grant (in the case of any Grant of Restricted Shares or Restricted Share Units), the beginning of that Performance Share Period or the beginning of that Section 7C Performance Cycle (in the case of a Section 7C Performance Plan), such Employee shall be deemed not to have earned any award for purposes of the Performance Plan, Restricted Shares, Restricted Share Units, Performance Shares or any award under the Section 7C Performance Plan except as and to the extent the Committee or the Grant Committee, as applicable (or with the Committee’s approval, the committee or person delegated to administer a Performance Plan except insofar as it relates to any Executive Officer), taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may determine, provided that the amount of the award or the number of Restricted Shares, Restricted Share Units and Performance Shares which may be so determined by the Committee to have been earned shall not exceed the amount or number which would have been earned had the provisions of paragraph (a) above been applicable.

(c)     If the employment by the Corporation of a Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights terminates by reason of the death of the Participant, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised from and after the date of the death of the Participant for a period of three years (or until the expiration date specified in the Grant if earlier) even if any of them was not exercisable at the date of death.

(d)     If a Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights retires under a retirement plan of the Corporation, at any time after a portion of the Options or Stock Appreciation Rights subject to a particular Grant has become exercisable, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised from and after the date upon which they are first exercisable under that Grant for a period of five years from the date of retirement (or until the expiration date specified in the Grant if earlier) even if any of them was not exercisable at the date of retirement.

(e)     If the employment by the Corporation of a Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights is terminated for any reason other than death or retirement under a retirement plan of the Corporation, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised only within three months after the termination of such employment (or until the expiration date specified in the Grant if earlier) and only to the extent the grantee thereof (or a permitted transferee) was entitled to exercise the Options or Stock Appreciation Rights at the time of termination of such employment, unless and except to the extent the Committee may otherwise determine; provided, however, that the Committee shall not in any event permit a longer period of exercise than would have been applicable had the provisions of paragraph (d) above been applicable.

10.     SHARES AVAILABLE

(a)     The total number of Shares which may be delivered in payment and upon exercise of Grants and in payments of awards under Performance Plans or Section 7C Performance Plans shall not exceed 9 million, as adjusted from time to time as herein provided, and the total number of Shares as to which Grants may be made in any one fiscal year of ArvinMeritor beginning after September 30, 1998 shall not exceed 3% of the total number of Shares outstanding (including for this purpose Shares held in Treasury) as of the date of determination. Shares which may be delivered in payment or upon exercise of Grants or in payment of awards under Performance Plans or Section 7C Performance Plans may consist in whole or in part of unissued or reacquired Shares; provided, however, that unless otherwise determined by the Committee, Shares which may be granted as Restricted Shares or in respect of Restricted Share Units or Performance Shares shall consist only of reacquired Shares. Subject to Sections 6(d) and (e), if for any reason (i) Shares as to which an Option has been granted cease to be subject to purchase thereunder or Shares granted as Restricted Shares are forfeited to the Corporation, then such Shares shall again be available under the Plan and (ii) Restricted Share Units or Performance Shares are forfeited to the Corporation, then Shares related thereto shall again be available under the Plan.

(b)     The total number of Shares subject to Options and Stock Appreciation Rights granted to any one Employee in any one fiscal year of ArvinMeritor under all plans of ArvinMeritor and any parent or subsidiary of ArvinMeritor shall in no event exceed 500,000, as adjusted from time to time as herein provided.

(c)     No Option, Freestanding Stock Appreciation Right, Restricted Shares, Restricted Share Units or Performance Shares shall be granted under the Plan or any Supplementary Stock Plan after September 30, 2007, but Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units and Performance Shares granted theretofore may extend beyond that date, and Tandem Stock Appreciation Rights may be granted after that date with respect to Options outstanding on that date.

11.     ADJUSTMENTS

        If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board of Directors may deem appropriate under the circumstances. Such amendments, adjustments and actions may include, without limitation, changes in the number of Shares which may be issued or transferred, in the aggregate or to any one Employee, pursuant to the Plan, the number of Shares subject to outstanding Options and Stock Appreciation Rights and the related price per share, and the number of outstanding Restricted Share Units and Performance Shares; provided, however, that no such amendment, adjustment or action may change the limitations prescribed by Section 10(b) or 7C(b) to a number of Shares that is a greater proportion of the total number of Shares outstanding and held in Treasury as of the effective date of that amendment, adjustment or action than the proportion of the number of Shares prescribed by Section 10(b) or 7C(b) to the total number of Shares outstanding and held in Treasury immediately prior thereto.

12.     AMENDMENT AND TERMINATION

        The Committee shall have the power in its discretion to amend, suspend or terminate the Plan or Grants thereunder at any time except that, subject to the provisions of Section 11, (a) without the consent of the person affected, no such action shall cancel or reduce a Grant theretofore made other than as provided for or contemplated in the agreement evidencing the Grant and (b) without the approval of the shareowners of ArvinMeritor, the Committee may not (i) change the class of persons eligible to receive incentive stock options, (ii) increase the number of Shares provided in Section 10(a), 10(b) or 7C(b), (iii) reduce the Option exercise price of any Option below the Fair Market Value on the date such Option was granted, (iv) decrease the forfeiture period for any Grant below that permitted under the Plan or (v) otherwise amend the Plan or Grants thereunder to the extent that shareowner approval is necessary to comply with applicable requirements of the New York Stock Exchange.

13.     MISCELLANEOUS

(a)     Except as determined by the Committee or Grant Committee, as applicable, no person shall have any claim to receive a Grant or any payment under a Performance Plan or Section 7C Performance Plan, to receive payment in respect of a Grant or under a Performance Plan or Section 7C Performance Plan in any form other than the Committee or Grant Committee, as applicable, shall approve or, in circumstances where Section 9 is applicable, to be deemed to have earned any award under a Performance Plan or Section 7C Performance Plan or Restricted Shares, Restricted Share Units or Performance Shares or to be entitled to exercise Options or Stock Appreciation Rights for any particular period after termination of employment. There is no obligation for uniformity of treatment of Employees under the Plan or any Performance Plan or Section 7C Performance Plan. No Employee shall have any right as a Participant or a participant under any Performance Plan or Section 7C Performance Plan to continue in the employ of the Corporation for any period of time or to a continuation of any particular rate of compensation, and the Corporation expressly reserves the right to discharge or change the assignment of any Employee at any time.

(b)     No Option, Stock Appreciation Right or right related to Restricted Shares, Restricted Share Units or Performance Shares granted pursuant to the Plan or right to payment of an award under any Performance Plan or Section 7C Performance Plan may be assigned, pledged or transferred except (i) by will or by the laws of descent and distribution; or (ii) in the case of any Grant (other than an Option granted as an incentive stock option) or any right to payment of an award under a Performance Plan or Section 7C Performance Plan, by gift to any member of the Employee’s immediate family or to a trust for the benefit of one or more members of the Employee’s immediate family, if permitted in the applicable agreement governing that Grant or right to payment; or (iii) as otherwise determined by the Committee. Each Option, Stock Appreciation Right or right related to Restricted Shares, Restricted Share Units or Performance Shares shall be exercisable, and each payment of an award under a Performance Plan or Section 7C Performance Plan shall be payable, during the lifetime of the Employee to whom granted or awarded only by or to such Employee, and any payment of an award under a Performance Plan or Section 7C Performance Plan made after the death of a participating Employee entitled thereto shall be paid to the legal representative of the estate or to the designated beneficiary of such Employee, unless in any such case, the Grant or right to payment has been transferred in accordance with the provisions of the applicable agreement governing that Grant or right to payment, to a member of the Employee’s immediate family or a trust for the benefit of one or more members of the Employee’s immediate family, in which case it shall be exercisable or payable only by or to such transferee (or to the legal representative of the estate or to the heirs or legatees of such transferee). For purposes of this provision, an Employee’s “immediate family” shall mean the Employee’s spouse and natural, adopted or step-children and grandchildren.

(c)     No person shall have the rights or privileges of a shareowner with respect to Shares subject to an Option or deliverable as a payment upon exercise of a Stock Appreciation Right, in respect of any Restricted Share Unit or Performance Share or under a Performance Plan or Section 7C Performance Plan until exercise of the Option or Stock Appreciation Right or delivery as a payment in respect of any Restricted Share Unit or Performance Share or under the Performance Plan or Section 7C Performance Plan.

(d)     No fractional Shares shall be issued or transferred pursuant to the Plan. If the portion of any payment pursuant to the Plan, a Performance Plan or Section 7C Performance Plan to be made in Shares is not equal to the value of a whole number of Shares, the person entitled thereto shall be paid an amount equal to the Fair Market Value as of the date of exercise of any fractional Share deliverable in respect of exercise of a Stock Appreciation Right and the Fair Market Value as of the date of payment of any fractional Share deliverable in respect of any payment under a Performance Plan or Section 7C Performance Plan.

(e)     The Corporation, the Board of Directors, the Committee, the Grant Committee and the officers of ArvinMeritor shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with the Plan by the independent certified public accountants who audit the Corporation’s accounts or others (who may include Employees) whose services are used by the Board of Directors, Committee or Grant Committee in its administration of the Plan.

(f)     Notwithstanding any other provision of the Plan, if a Change of Control (as defined in Article 8, Section 8.10(a) of ArvinMeritor’s Amended By-Laws) shall occur, then unless prior to the occurrence thereof, the Board of Directors shall have determined otherwise by vote of at least two-thirds of its members, (i) all Performance Cycles (except those under Performance Plans that do not provide for a Change-of-Control contingency) not then complete shall be deemed completed forthwith, the Performance Objectives therefor shall be deemed to have been attained, and each participating Employee shall be deemed to have earned the maximum amount that could have been earned thereunder; (ii) all Options and any Stock Appreciation Rights then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not otherwise then exercisable; (iii) the restrictions on all Restricted Shares granted under the Plan shall forthwith lapse; (iv) all Restricted Share Units and Performance Shares shall be deemed earned and shall no longer be subject to forfeiture; and (v) all Section 7C Performance Cycles (except those under Section 7C Performance Plans that do not provide for a Change-of-Control contingency) not then complete shall be deemed completed forthwith, the applicable performance goals and the performance objectives therefor shall be deemed to have been attained, and each participating Employee shall be deemed to have earned the maximum amount that could have been earned thereunder.

(g)     The Corporation shall have the right in connection with the delivery of any Shares in payment of a Grant or a payment under a Performance Plan or Section 7C Performance Plan or upon exercise of an Option to require as a condition of such delivery that the recipient represent that such Shares are being acquired for investment and not with a view to the distribution thereof.

(h)     The Corporation shall have the right in connection with any payment under a Performance Plan or Section 7C Performance Plan, exercise of any Option or Stock Appreciation Right, termination of the Restricted Period for any Restricted Shares, or earning of any Restricted Share Units or Performance Shares, to deduct from any such payment or any other payment by the Corporation, an amount equal to any taxes required by law to be withheld with respect thereto or to require the Employee or other person receiving such payment, effecting such exercise or entitled to Shares and related payments on termination of such Restricted Period or earning of such Restricted Share Units or Performance Shares, as a condition of and prior to such payment or exercise or delivery of Shares, to pay to the Corporation an amount sufficient to provide for any such taxes so required to be withheld.

(i)     Unless otherwise determined by the Committee or provided in an agreement between any Employee and the Corporation, for purposes of the Plan an Employee on authorized leave of absence will be considered as being in the employ of the Corporation.

(j)     The Corporation shall bear all expenses and costs in connection with the operation of the Plan, including costs related to the purchase, issue or transfer of Shares, but excluding taxes imposed on any person receiving a payment or delivery of Shares under the Plan, a Performance Plan or a Section 7C Performance Plan.

14.     INTERPRETATIONS AND DETERMINATIONS

        The Committee shall have the power from time to time to interpret the Plan, to adopt, amend and rescind rules, regulations and procedures relating to the Plan, to make, amend and rescind determinations under the Plan and to take all other actions that the Committee shall deem necessary or appropriate for the implementation and administration of the Plan. All interpretations, determinations and other actions by the Committee not revoked or modified by the Board of Directors shall be final, conclusive and binding upon all parties.

15.     EFFECTIVE DATE

        Upon approval by the shareowners of ArvinMeritor, the Plan shall become effective as of September 30, 1997.